UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☒	Soliciting Material Pursuant to Section 240.14a-12.
WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

On August 8, 2018, Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") held a conference call in connection with the Company's announcement of its earnings for the second quarter ended June 30, 2018. The following excerpt from the script for the conference call contains statements that may be deemed proxy soliciting materials:

“We recently announced our annual meeting on October 3rd and have filed our preliminary proxy statement for 2018. WHLR, and its Board of Directors are soliciting proxies from WHLR stockholders in connection with WHLR’s 2018 Annual Meeting of Stockholders. WHLR intends to file final proxy materials in connection with the 2018 Annual Meeting in due course and strongly encourages stockholders to read such proxy materials.

As a result, we are unable to answer any questions concerning this issue on today’s call. WHLR has issued what we are referring to as the Stop Look and Listen letter to our shareholders. In essence, it stated that WHLR’s Board of Directors does NOT endorse the election of any of the Stilwell Group’s nominees and strongly urges shareholders NOT to sign and return any proxy card sent to them by or on behalf of the Stilwell Group. We are asking in the wake of the recent proxy filing by the Stilwell Group that all shareholders refrain from voting any proxy until they have reviewed all the materials by WHLR."

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's stockholders in connection with the Company's 2018 Annual Meeting of Stockholders. The Company has filed a preliminary proxy statement and preliminary proxy card and intends to file a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Exhibit 99.2 attached to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018  ("Exhibit 99.2") contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company's directors and executive officers that are participants in the solicitation, in the Company's securities. If the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company's website at www.whlr.us in the section "SEC Filings" under the "Investor Relations" section or through the SEC's website at www.sec.gov. Information can also be found in the Company's other SEC filings, including the Company's definitive proxy statement for the 2017 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2017. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Stockholders. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.whlr.us in the section "SEC Filings" under the "Investor Relations" section.